Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 3) of our report dated March 31, 2022 with respect to the audited financial statements of Mana Capital Acquisition Corp. (the “Company”) for the period from May 19, 2021 (inception) through December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 15, 2022